                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /x/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12
                                 PENTACON,INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                   April 9, 2001


Dear Fellow Stockholders:

         You are cordially invited to attend the Company's annual meeting of stockholders to be held at 9:00 a.m. on Wednesday, May 9, 2001, at the Hilton Houston Westchase & Tower, 9999 Westheimer Road, Houston, Texas.

         Information on the various matters on which the stockholders will act is provided in the enclosed notice of the meeting and proxy statement. A Letter to Stockholders and a Form 10-K for the year ended December 31, 2000 is also enclosed with this Proxy Statement.

         Your vote is important. Regardless of whether you plan to attend the meeting in person, please execute the enclosed proxy and return it promptly in the enclosed envelope so that your shares will be represented. If you submit your proxy before the meeting and then attend the meeting in person, your may cancel your previously submitted proxy and vote your shares in person at the meeting. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

         We hope you will participate in the annual meeting, either in person or by proxy. Thank you for your continued interest in, and support of, Pentacon, Inc.

                                            Sincerely,



                                            Mark E. Baldwin
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER



             10375 Richmond Avenue, Suite 700, Houston, Texas 77042

                                 PENTACON, INC.

                        10375 Richmond Avenue, Suite 700
                              Houston, Texas 77042
                                 (713) 860-1000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2001

                               -------------------

         Notice is hereby given that the annual meeting of the stockholders of Pentacon, Inc. (the "Company") will be held at the Hilton Houston Westchase & Tower, 9999 Westheimer Road, Houston, Texas, on Wednesday, May 9, 2001, at 9:00 a.m., local time, for the following purposes:

         1. To elect three Class III Directors to serve until the third annual meeting of stockholders following their election and until their successors are elected and qualified;

         2. To approve an amendment to the Pentacon, Inc. 1998 Stock Plan to increase the number of common shares authorized to be issued thereunder from 1,700,000 to 2,550,000; and

         3. To consider and act upon such other business as may properly be presented at the annual meeting or any adjournment thereof.

         Holders of the Company's common stock and of the Company's restricted common stock as of the close of business on March 13, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Please sign and date the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you plan to attend the meeting in person. No postage is required if the proxy is mailed in the United States. If you submit your proxy before the meeting and then attend the meeting in person, you may withdraw your previously submitted proxy and vote personally on all matters brought before the meeting.

                                            By Order of the Board of Directors



                                            Bruce M. Taten
                                            SENIOR VICE PRESIDENT AND SECRETARY

April 9, 2001

                                 PENTACON, INC.
              -----------------------------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
              -----------------------------------------------------


                                  INTRODUCTION

         This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Pentacon, Inc. (the "Company") in connection with the annual meeting of stockholders to be held on Wednesday, May 9, 2001, and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m., local time, at the Hilton Houston Westchase & Tower, 9999 Westheimer Road, Houston, Texas 77042. This proxy statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about April 9, 2001.

         When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions specified thereon. If no direction is specified, it will be voted IN FAVOR of the election of the nominees named herein to the Board of Directors and FOR the amendment to the 1998 Stock Plan. If other matters are properly presented at the Annual Meeting, the proxy holders will vote your shares at their discretion. Any proxy may be revoked at any time before its exercise by written notice of the person giving the proxy or by attending the Annual Meeting in person and giving notice of revocation to the inspector of election.

         The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain directors, officers or employees of the Company may solicit proxies in person or by telephone. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common shares and restricted common shares. A Letter to Stockholders and a Form 10-K for the year ended December 31, 2000 is enclosed with this Proxy Statement.


                            OUTSTANDING VOTING SHARES

         As of March 13, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the Company had outstanding 16,523,571 shares of common stock, par value $0.01 per share (the "Common Stock") and 245,680 shares of restricted common stock, par value $0.01 per share (the "Restricted Common Stock"). Each share of Common Stock entitles the holder to one vote on each matter presented at the meeting.

         A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Company's offices at 10375 Richmond Avenue, Suite 700, Houston, Texas 77042. You may access this list during ordinary business hours for a period of 10 days before the Annual Meeting.

         The holders of Restricted Common Stock, voting together as a single class, are entitled to elect one member of the Company's Board of Directors (a Class I Director), and are entitled to 0.25 of a vote per share on all other matters on which the Common Stock is entitled to vote. At the May 12, 1999 Annual Meeting, the holders of Restricted Common Stock elected Cary M. Grossman as a Class I director. Mr. Grossman's term will expire at the 2002 Annual Meeting. Holders of Restricted Common Stock are not entitled to vote on the election of any other directors, but are entitled to vote on the amendment to the 1998 Stock Plan.

         The presence, in person or by proxy, of at least a majority of the sum of the outstanding shares of Common Stock and Restricted Common Stock is required for a quorum. The affirmative vote of a plurality of Common Stock represented at the Annual Meeting and entitled to vote is required for election of directors and the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required for approval of the amendment of the 1998 Stock Plan and of any other matters brought before the meeting. Cumulative voting for the election of directors is not permitted. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast upon proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         Votes will be tabulated by Computershare Trust Company, Inc., the transfer agent and registrar for the Company's stock, and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote.


                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation groups the Company's Board of Directors into three classes (Classes I, II, and III, respectively) with respect to the time for which the directors in each class individually hold office. Each class consists, as nearly as possible, of one-third of the entire Board. The Company's Board of Directors is currently fixed at ten members.

         At the Annual Meeting, three (3) Class III Directors will be elected, each director to hold office until the third annual meeting of stockholders following his election. Messrs. Baldwin and Taten, or their substitutes, have been designated by the Board of Directors to vote the proxies granted to the Board of Directors and, unless authority is withheld, they intend to vote FOR the election of the nominees named below to the Board of Directors as Class III Directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the Board may be reduced accordingly; however, the Board of Directors is not aware of any circumstances likely to render any nominee unavailable for election.


NOMINEES AND CONTINUING DIRECTORS

         Certain information concerning the nominees, together with comparable information for the Class I and Class II Directors, whose terms are not expiring at the 2001 Annual Meeting, is set forth below. The Company has agreed to nominate each of Messrs. List, Fatica, and Spence and Ms. McClure for re-election upon any expiration of their terms occurring on or before March 9, 2003 (five years from the date of the Company's initial public offering).


NOMINEES - CLASS III DIRECTORS (TERMS EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS)

         ROBERT M. CHISTE                                    Director since 1998

         Mr. Chiste, 53, became a director of the Company in March 1998. Mr. Chiste is currently involved with several Internet related businesses. Since September 1999 he has served as Chairman of FuelQUEST, Inc., a development stage B2B e-commerce enterprise focusing on commerce, content and community within the $200 billion industry of fuels, lubricants, propane and solvents. Since September 1999 Mr. Chiste has also served as the Chairman and Chief Executive Officer of FuelONE, Inc., an ongoing consolidation of fuel and lubricant wholesale distribution companies with annual projected revenues in excess of $1 billion. FuelONE is a minority owner of FuelQUEST. He also held the position of President of FuelONE until May, 2000. From July 1998 to
August 1999, Mr. Chiste has served as Chief Executive Officer of TriActive, Inc., a venture funded Management Service Provider providing systems management services over the Internet to mid-sized companies. Since July 1998 Mr. Chiste has served as Chairman of the Board of Directors of TriActive, Inc. Mr. Chiste is a co-founder of FuelQUEST, FuelONE and TriActive as well as a founding investor in iMark.com, a leading auction site for industrial equipment which was acquired in March 2000 by FreeMarkets, Inc. Mr. Chiste was the President, Industrial Services Group, of Philip Services Corp. from August 1997 to June 1998. He served as Vice Chairman of Allwaste, Inc., a provider of industrial and environmental services, from May 1997 through July 1997, President and Chief Executive Officer of Allwaste from November 1994 through July 1997 and a director of Allwaste from January 1995 through August 1997. Philip Services Corp. acquired Allwaste effective July 31, 1997. Mr. Chiste served as Chief Executive Officer and President of American National Power, Inc., a successor company of Transco Energy Ventures Company, from its creation in 1986 until August 1994. During the same period, he served as Senior Vice President of Transco Energy Company. From 1980 to 1986, Mr.
Chiste held several executive positions with Enron Corp. and its successor companies. Mr. Chiste received a B.A. in mathematics from the College of New Jersey, as well as J.D. and a M.B.A. degrees from Rutgers University. Mr.
Chiste is a member of the Compensation Committee and the Committee on Director Affairs of the Company's Board of Directors.

         DONALD B. LIST                                      Director since 1998

         Mr. List, 45, became a director of the Company in March 1998. Since September 2000 Mr. List has been a private investor. Mr. List served as President of Alatec Products, Inc. (one of the founding companies of Pentacon) from 1981 to February 1999 and President of Pentacon Aerospace Group, Inc. from February 1999 until September 2000. Mr. List has over 20 years of experience in the fastener distribution business. Mr. List is a member of the Mergers and Acquisitions Committee of the Company's Board of Directors.

         NISHAN TESHOIAN                                     Director since 1999

         Mr. Teshoian, 59, became a director of the Company in July 1999. Since July 1999 Mr. Teshoian has been a private investor. From January 1998 until September 1999, Mr. Teshoian served as President and Chief Operating Officer of Coltec Industries, Inc. (which was acquired by The BF Goodrich Company in July
1999). Mr. Teshoian was Chairman of the Board and Chief Executive Officer of Keystone International, Inc. from August 1995 until December 1997. Prior thereto, he was employed by Cooper Industries, Inc. for eighteen years in a series of successively more responsible management positions culminating in his election in 1993 as Executive Vice President of Operations-Tools and Hardware. Mr. Teshoian is a member of the Audit Committee and Compensation Committee of the Company's Board of Directors.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION
                               OF THE ABOVE-NAMED NOMINEES.


DIRECTORS CONTINUING IN OFFICE


CLASS I DIRECTORS (TERMS EXPIRING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS)

         MARK E. BALDWIN                                     Director since 1997

         Mr. Baldwin, 47, became Chief Executive Officer of the Company in September 1997 and became Chairman of the Board in November 1997. From 1980 through August 1997, Mr. Baldwin was employed by Keystone International, Inc., a publicly traded manufacturer of industrial valves and controls, serving most recently as President of the Industrial Valves & Controls Group, a division with 17 manufacturing locations and multiple company-owned sales and distribution locations in 15 countries. Mr. Baldwin is a member of the Committee on Director Affairs of the Company's Board of Directors.

         JOHN C. DANNEMILLER                                 Director since 2000

         Mr. Dannemiller, 62, has been a director of the Company since November 2000. Mr. Dannemiller most recently served as Chairman and Chief Executive Officer of Applied Industrial Technologies, Inc. for eight years. Applied Industrial Technologies is one of North America's leading independent distributors of bearings, linear technologies, power transmission components, rubber products, specialty maintenance items, electrical/mechanical and fluid power products and systems to the MRO (maintenance, repairs and operations) and OEM (original equipment manufacturer) markets. Mr. Dannemiller is a director of The Lamson & Sessions Co. and US Bancorp, Inc. Mr. Dannemiller also serves as President and Trustee of the Jubilee Foundation. Mr. Dannemiller is a member of the Audit Committee of the Company's Board of Directors.

         CARY M. GROSSMAN                                    Director since 1997

         Mr. Grossman, 47, has been a director of the Company since March 1997. Mr. Grossman co-founded McFarland, Grossman & Company, Inc. ("MGCO"), an investment banking firm, in 1991, and serves as its Chief Executive Officer. MGCO formed the Company in 1997 and sponsored the Company through its initial public offering. From 1977 until 1991, Mr. Grossman was engaged in the practice of public accounting. Mr. Grossman is a C.P.A. Mr. Grossman also is a director of McFarland, Grossman & Company, Inc., Omniplex Communications Corporation and Antiqueland USA, Inc. Mr. Grossman is a member of the Compensation Committee and the Audit Committee of the Company's Board of Directors.

         MARY E. MCCLURE                                     Director since 1998

         Ms. McClure, 60, became a director of the Company in March 1998. Ms. McClure co-founded Capitol Bolt & Supply, Inc. in 1966 and currently serves as Vice President of Sales for Pentacon Industrial Group, Inc. Ms. McClure has served as Chairman of the Southwest Fastener Association and as Chairman/President of the National Fastener Distributor Association. Ms. McClure has also been inducted into the Fastener Hall of Fame. Ms. McClure is a member of the Mergers and Acquisitions Committee of the Company's Board of Directors.


CLASS II DIRECTORS (TERMS EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS)

         JACK L. FATICA                                     Director since 1998



         Mr. Fatica, 56, became President, Chief Operating Officer and director of the Company in March 1998 and Vice Chairman of the Company in May 1999. Mr. Fatica has over 30 years of experience in the fastener distribution business. He has been employed by the Company or its predecessors since 1967. Mr. Fatica is a member of the Mergers and Acquisitions Committee of the Company's Board of Directors.

         BENJAMIN E. SPENCE, JR.                             Director since 1998

         Mr. Spence, 47, became a director of the Company in March 1998. Mr. Spence has over 23 years of experience in the fastener distribution business and served as President of Sales Systems Limited from 1986 until it was merged into Pentacon Industrial Group, Inc. He currently is a Vice President of Pentacon Industrial Group, Inc. Mr. Spence is a member of the Committee on Director Affairs of the Company's Board of Directors.

         CLAYTON K. TRIER                                    Director since 1998

         Mr. Trier, 49, became a director of the Company in March 1998. Since April 1997 Mr. Trier has been a private investor. In 1993 he was a founder of U.S. Delivery Systems, Inc. ("U.S. Delivery"), a company created to consolidate the highly fragmented local delivery industry, and Mr. Trier served as Chairman and Chief Executive Officer of U.S. Delivery from its inception until April 1997. In March 1996, U.S. Delivery, a NYSE-listed company at that time, was acquired by Corporate Express, Inc., a large publicly owned office products company, and Mr. Trier served as a director of Corporate Express, Inc. from the acquisition date until

January 1997. From 1991 to 1993, Mr. Trier was President of Trier & Partners, Inc., a consulting firm. From 1987 through 1990, Mr. Trier served as President and Co-Chief Executive Officer of Allwaste, Inc., a provider of industrial and environmental services listed on the NYSE. From 1974 to 1987, Mr. Trier was at the international accounting firm of Arthur Andersen & Co., in which he was a partner from 1983 to 1987. Mr. Trier is a member of the Committee on Director Affairs, the Mergers and Acquisitions Committee and the Audit Committee of the Company's Board of Directors.

BOARD AND COMMITTEE ACTIVITY AND STRUCTURE

         During 2000, the Company's Board of Directors met on six (6) occasions. Committees of the Board held meetings as follows: Audit Committee - four (4) meetings; Compensation Committee - three (3) meetings; and Committee on Director Affairs - three (3) meetings. Each director attended at least 75% of all meetings of the Board and each committee on which he or she served during the year.

         AUDIT COMMITTEE. The Audit Committee is comprised of Messrs. Dannemiller, Grossman, Teshoian, and Trier. The committee recommends the independent certified public accountants for Board of Director approval, engages in a discussion with the independent accountants regarding their objectivity and independence, reviews the adequacy of the Audit Committee Charter, reviews the overall internal accounting control environment and management's actions in response to any weaknesses reported or recommendations offered by the independent auditors or others, reviews the Company's Securities and Exchange Commission filings and other public financial reports, and reviews significant financial reporting issues with the Company controller and independent auditors.

         COMPENSATION COMMITTEE. The Compensation Committee is comprised of Messrs. Chiste, Grossman, and Teshoian. The committee is responsible for setting the compensation and benefit programs for key executives of the Company and makes determinations with respect to the Company's 1998 Stock Plan.

         COMMITTEE ON DIRECTOR AFFAIRS. The Committee on Director Affairs is comprised of Messrs. Baldwin, Chiste, Spence, and Trier. The committee is responsible for reviewing the functions and operation of the Board and its committees, establishing and monitoring Board governance policies and procedures, evaluating the performance of directors and developing a pool of potential future Board nominees. Stockholders who may wish to suggest individuals for possible future consideration for Board positions should direct recommendations to the Committee on Director Affairs at the Company's principal offices.


DIRECTORS' COMPENSATION

         Directors who are employees of the Company do not receive additional compensation for serving as directors. Directors who were not employees of the Company received the compensation indicated below:

         Annual Retainer (generally payable in Common Stock)          $16,000
         Attendance at Board or Committee Meeting:
                  Committee Member                                    $   500
                  Committee Chairperson                               $ 1,000
                  Board Meeting                                       $ 1,000
         Lead Director Annual Retainer:
                  (payable in cash)                                   $ 4,000
                  (payable in Common Stock)                           $ 4,000
         Annual Award of Stock Options (number of units)                5,000


         Nonemployee directors also are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacity as directors of the Company. Each nonemployee director receives stock options to purchase 15,000 shares of Common Stock upon election to the Board of Directors. Mr. Grossman was elected Lead Director from May 2000 to May 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock as of March 13, 2001, by (i) all persons known to the Company to be the beneficial owner of 5% or more thereof, (ii) each director and nominee for director, (iii) each executive officer and (iv) all officers and directors as a group.

                                                                             SHARES BENEFICIALLY OWNED
                                                                             -------------------------
                                                                                               PERCENT
BENEFICIAL OWNER                                                             NUMBER           OF CLASS
----------------                                                             ------           --------
Donald B. List (1)...................................................          3,024,139        18.0%
Jack L. Fatica (2)...................................................          1,166,812         6.9%
Generations Family Limited Partnership (3)...........................            901,321         5.3%
Jeffrey P. Fatica (4) ...............................................            594,043         3.5%
Cary M. Grossman (5).................................................            342,146         2.0%
Benjamin E. Spence, Jr. (6)..........................................            292,053         1.7%
Mark E. Baldwin......................................................            237,100         1.4%
Mary E. McClure (7)..................................................            203,064         1.2%
Bruce M. Taten.......................................................            142,062         *
James C. Jackson.....................................................             45,225         *
Clayton K. Trier (8).................................................             41,056         *
David G. Simonsen....................................................             39,623         *
Robert M. Chiste.....................................................             30,056         *
Robert L. Ruck.......................................................             21,828         *
Nishan Teshoian......................................................             15,756         *
John C. Dannemiller..................................................             15,366         *

All officers and directors as a group (15 persons)...................          6,210,329        37.0%

------------
*        Less than one percent.

(1) Includes an aggregate of 187,614 shares of Common Stock held by three trusts for the benefit of Mr. List's minor children. Mr. List disclaims any beneficial ownership of the shares owned by the trusts. Mr. List's address is c/o Pentacon, Inc., 10375 Richmond Avenue, Suite 700, Houston, Texas 77042.

(2) Includes 92,782 shares of Common Stock owned by the Jason P. Fatica Trust and 92,782 shares of Common Stock owned by the Ryan A. Fatica Trust of which Mr. Fatica is co-trustee. Includes 54,578 shares of Common Stock owned by Jack C. Fatica Trust and 38,205 shares of Common Stock owned by Justin P. Fatica who are Mr. Fatica's sons. Mr. Fatica's address is c/o Pentacon, Inc., 10375 Richmond Avenue, Suite 700, Houston, Texas 77042.

(3) Represents shares of Common Stock owned by the Generations Family Limited Partnership of which Mr. Michael Black is General Partner. The Partnership address is 4648 Craftsbury Circle, Fort Wayne, Indiana 46818.

(4) Includes 92,782 shares of Common Stock owned by the Jason P. Fatica Trust and 92,782 shares of Common Stock owned by the Ryan A. Fatica Trust, who are Mr. Fatica's sons. Includes 54,578 shares of Common Stock held in trust for Jack C. Fatica and 38,205 shares of Common Stock held in trust for Justin P. Fatica, of which Mr. Fatica is a co-trustee. Mr. Fatica's address is c/o Pentacon, Inc., 10375 Richmond Avenue, Suite 700, Houston, Texas 77042.

(5) Consists of 146,749 shares owned directly by Mr. Grossman (of which 70,000 shares are Restricted Common Stock); 153,304 shares owned by a family limited partnership of which Mr. Grossman is a general partner (of which 39,811 shares are Restricted Common Stock); 39,875 shares owned by McFarland, Grossman & Company, Inc.; 2,000 shares owned by FMTC Trust; and 218 shares owned by Mr. Grossman's children. Mr. Grossman disclaims beneficial ownership of shares held by the family limited partnership, McFarland, Grossman & Company, Inc., FMTC Trust, and his children.

(6) Includes 12,000 shares of Common Stock owned by the Morgan E. Spence Trust and 12,000 shares of Common Stock owned by the Alison R. Spence Trust of which Mr. Spence is the trustee.

(7) Includes 84,243 shares of Common Stock owned by the Earl Milton McClure, Jr. Residuary Trust of which Ms. McClure is trustee.

(8) Includes 2,000 shares of Common Stock owned by the KKT Trust and 2,000 shares of Common Stock owned by the JCT Trust of which Mr. Trier is trustee.

                               EXECUTIVE OFFICERS

         The following table presents compensation information for the Company's Chief Executive Officer and four additional most highly compensated executive officers (the "Named Executive Officers") for the years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION      LONG TERM COMPENSATION
                                          -------------------    -------------------------
                                                                          AWARDS
                                                                 -------------------------
                                                                 RESTRICTED     SECURITIES
                                                                   STOCK        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY(1)     BONUS    AWARD(S)(6)    OPTIONS(#)    COMPENSATION(7)
---------------------------      ----     ---------     -----    -----------    ----------    ---------------
Mark E. Baldwin................  2000     $225,000       -0-         -0-            -0-           $ 4,252
Chairman and Chief Executive     1999     $187,500       -0-         -0-            -0-           $ 2,858
Officer (2)                      1998     $121,500       -0-         -0-         185,000              -0-

Jack L. Fatica.................  2000     $180,000       -0-         -0-            -0-           $ 5,250
Vice Chairman(2)                 1999     $152,500     $ 4,650    $ 2,325          1,617          $ 4,797
                                 1998     $121,500       -0-         -0-            -0-           $13,700

Jeffrey P. Fatica..............  2000     $180,000     $42,728    $21,364         38,150          $ 3,150
President, Pentacon Industrial   1999     $153,000     $19,806       -0-            -0-           $ 3,276
Group, Inc. (3)                  1998     $121,500       -0-         -0-            -0-               -0-

Robert L. Ruck.................  2000     $ 68,667     $34,333    $17,167         30,655              -0-
President, Pentacon Aerospace    1999        -0-         -0-         -0-            -0-               -0-
Group, Inc. (4)                  1998        -0-         -0-         -0-            -0-               -0-

Bruce M. Taten.................  2000     $175,000     $19,688    $ 9,845         17,579          $ 2,625
Senior Vice President and        1999     $162,500     $ 7,313    $ 3,657          2,543          $ 2,231
Secretary (5)                    1998     $121,500       -0-         -0-         100,000              -0-

--------------------
(1) The 1998 salaries for Messrs. Baldwin, Jack Fatica, Jeffrey Fatica and Taten were based upon annual salaries of $150,000. The 2000 salary for Mr. Ruck was based upon an annual salary of $240,000.

(2) For biographies of Messrs. Baldwin and Jack L. Fatica, see "Nominees and Continuing Directors" above.

(3) Mr. Jeffrey P. Fatica, 42, is President of Pentacon Industrial Group, Inc. Mr. Fatica has over 23 years of experience in the fastener distribution business with AXS Solutions, Inc., one of Pentacon's founding companies. Jeffrey P. Fatica is the brother of Jack L. Fatica, the Company's Vice Chairman.

(4) Mr. Robert L. Ruck, 43, is President of Pentacon Aerospace Group, Inc. Mr. Ruck joined the Company in September 2000. From 1986 through September 2000, Mr. Ruck was employed by Honeywell Aerospace, serving most recently as Vice President - General Manager, Business and General Aviation. Prior to joining Honeywell, Mr. Ruck served as an Army aviator for six years. Mr. Ruck is a graduate of the U.S. Military Academy at West Point.

(5) Mr. Taten, 45, has responsibility for legal and certain administrative functions for the Company and has operational responsibility for two divisions of Pentacon Industrial Group, Inc. He joined the Company in October 1997. From 1993 to 1997, Mr. Taten was employed by Keystone International, Inc., most recently as Vice President and General Counsel. From 1986 to 1993, Mr. Taten practiced law with Sutherland Asbill & Brennan, a law firm based in Atlanta, Georgia. From 1983 to 1986, Mr. Taten practiced law with the New York firm of Simpson, Thacher & Bartlett. Mr. Taten is a C.P.A. and an attorney.

(6) The value of the restricted stock awards shown in the table was determined by multiplying the number of shares of restricted stock awarded to each Named Executive Officer by the closing price per share of the Company's Common Stock on the date the awards were granted. For 2000, the awards were granted on March 7, 2001 at $1.12. The number of shares awarded were: Mr. Jeffrey P. Fatica - 19,075, Mr. Ruck - 15,328 and Mr. Taten - 8,790. For 1999, the awards were granted on March 7, 2000 at $2.875. The number of shares awarded were: Mr. Jack L. Fatica - 809 and Mr. Taten - 1,272. The restricted stock awarded to each Named Executive Officer vests ratably over three years (although vesting may be accelerated in certain circumstances). Holders of restricted stock are entitled to receive any dividends declared with respect to the Company's Common Stock, although the Company does not anticipate paying dividends with respect to its Common Stock.

(7) "All Other Compensation" consists of employer matching contributions to Company retirement plans.


OPTION GRANTS

         The following table sets forth information with respect to stock options granted for the year ended December 31, 2000 under the Company's 1998 Stock Plan to the Named Executive Officers.

                                               PERCENT OF                                    POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF       TOTAL OPTIONS                                   ASSUMED RATES OF STOCK PRICE
                             SECURITIES        GRANTED TO      EXERCISE                      APPRECIATION FOR OPTION TERM
                         UNDERLYING OPTIONS    EMPLOYEES        PRICE                        -----------------------------
    NAME                     GRANTED(#)         IN YEAR       PER SHARE   EXPIRATION DATE           5%             10%
    ----                 ------------------  -------------    ---------   ---------------        --------       --------
Mark E. Baldwin                   -0-            --               -0-           --                  -0-            -0-

Jack L. Fatica                    -0-            --               -0-           --                  -0-            -0-

Jeffrey P. Fatica              15,000            3.6%          $2.875       03/07/2010           $ 27,136       $ 68,745
                               38,150            9.3%          $1.12        03/07/2011           $ 26,871       $ 68,098

Robert L. Ruck                170,000           41.8%          $1.8125      09/18/2010           $193,778       $491,072
                               30,655            7.5%          $1.12        03/07/2011           $ 21,593       $ 54,720

Bruce M. Taten                 10,000            2.4%          $.875        12/12/2010           $  5,509       $  9,631
                               17,579            4.3%          $1.12        03/07/2011           $ 12,382       $ 31,379

------------
*        Less than 1%.

(1) The SEC requires disclosure of the potential realizable value or present value of each grant. This disclosure assumes the options will be held for the full term prior to exercise. These options may be exercised prior to the end of the term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price or the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.


OPTION EXERCISES AND YEAR-END VALUES

         The following table sets forth information with respect to the value of unexercised options held by Named Executive Officers of the Company. No options were exercised by the Named Executive Officers of the Company during the year ended December 31, 2000.

                          NUMBER OF SECURITIES UNDERLYING
                            UNEXERCISED OPTIONS HELD AT         VALUE OF UNEXERCISED IN-THE-MONEY
                                 DECEMBER 31, 2000              OPTIONS HELD AT DECEMBER 31, 2000
                          ------------------------------        ---------------------------------
     NAME                 EXERCISABLE      UNEXERCISABLE        EXERCISABLE         UNEXERCISABLE
     ----                 -----------      -------------        -----------         -------------
Mark E. Baldwin              55,500           129,500               -0-                   -0-
Jack L. Fatica                 -0-              1,617               -0-                   -0-
Jeffrey P. Fatica              -0-             53,150 (1)           -0-                   -0-
Robert L. Ruck                 -0-            200,655 (1)           -0-                   -0-
Bruce M. Taten               30,000           100,122 (1)           -0-                   -0-

-----------------
(1) The following option shares were awarded on March 7, 2001 with respect to 2000 (and are included in the number of options noted above): Mr. Jeffrey
       P. Fatica - 38,150 shares; Mr. Ruck - 30,655 shares; and Mr. Taten - 17,579 shares.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with Messrs. Baldwin, Jack Fatica and Jeffrey Fatica that prohibit such officers from disclosing the Company's confidential information and trade secrets and generally restrict these individuals from competing with the Company for a period of two years after the termination of their respective employment agreements. Those employment agreements have an initial term of five years commencing March 10, 1998. The employment agreements are terminable by the Company for "good cause" upon ten days' written notice and without "cause" or for "good reason" by the officer upon thirty days' written notice. The employment agreements provide that if the officer's employment is terminated by the Company without "good cause," such officer will be entitled to receive a lump-sum severance payment at the effective time of termination.

         Those employment agreements contain certain provisions concerning a change-in-control of the Company, including the following: (i) in the event that the executive is not notified by the acquiring company that it will assume the Company's obligations under the employment agreement at least five days in advance of the transaction giving rise to the change-in-control, the change-in-control will be deemed a termination of the employment agreement by the Company without "cause," and the provisions of the employment agreement governing the same will apply, except that the severance amount otherwise payable shall be tripled and the provisions which restrict competition with the Company shall not apply; and (ii) in any change-in-control situation, such officer may elect to terminate his employment by giving ten days' written notice prior to the anticipated closing of the transaction giving rise to the change-in-control, which will be deemed a termination of the employment agreement by the Company without "cause," and the provisions of the employment agreement governing the same will apply, except that the severance amount otherwise payable shall be doubled and the time period during which such officer is restricted from competing with the Company will be eliminated.

         The Company has entered into Executive Severance Agreements with Messrs. Ruck and Taten, which generally provide for payments of two times their recent compensation amounts in the event that their employment is terminated or responsibilities are diminished in the event of a change-in-control of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors of the Company sets the level of compensation and benefits for the Company's executive officers and key managers and oversees the administration of executive compensation programs. The Compensation Committee is composed solely of independent directors.

         The Compensation Committee believes the Company's compensation policies should be designed to (i) attract and retain senior executives who will contribute to the long-term success and growth of the Company; (ii) reward executives for increased profitability and resulting increased stockholder value by aligning the financial interests of senior executives with those of stockholders; (iii) provide equitable compensation within a competitive framework of comparable companies; and (iv) emphasize the importance of stockholder interest through the awards of equity-based incentives, such as restricted stock and options to key executive officers.

         Officers of the Company are paid base salaries determined according to the individual's level of responsibility, performance of the particular individual, salary levels relative to the competitive market, growth of the Company's business and recommendation of the Chief Executive Officer. It is the general philosophy of the Compensation Committee that, as the Company evolves from its start-up phase, base salaries should approach the midpoint salary range at the 50th percentile of salaries paid by similar size companies in relevant industries. The Committee believes that the base salaries paid to most of its Named Executive Officers currently are at or below this 50th percentile.

         Officers of the Company also are eligible to receive an annual cash incentive award. Messrs. Baldwin, Jeffrey P. Fatica and Ruck were eligible to receive an incentive award up to fifty percent (50%) of their base salary, and Messrs. Jack L. Fatica and Taten were eligible to receive incentive awards up to thirty percent (30%) of their base salaries. Seventy-five percent (75%) of the incentive awards paid to each Named Executive Officer were based upon a graduated formula which takes into account predetermined earnings goals and cash-flow measurements for the Company (or, in the case of individuals with group profit and loss responsibility, group earnings goals and cash flow objectives). Twenty-five percent (25%) of the incentive awards paid to each Named Executive Officer were based upon levels of achievement of individual goals established at the beginning of the year. In addition to any annual cash incentive award, Named Executive Officers are eligible to receive stock options and restricted stock awards determined under the same formulas described above.

         The Compensation Committee annually reviews and approves the compensation of Mark E. Baldwin, the Chief Executive Officer. Because the Company did not meet its earnings targets and cash flow targets established at the beginning of 2000, Mr. Baldwin did not receive any incentive awards for 2000.

                                       THE COMPENSATION COMMITTEE

                                       Robert M. Chiste, Chairman
                                       Cary M. Grossman
                                       Nishan Teshoian

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Messrs. Chiste, Grossman and Teshoian. No member of the Compensation Committee of the Board of Directors of the Company was, during 2000, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company, other than Mr. Grossman, who served as President of the Company prior to its initial public offering.

         During the year ended December 31, 2000, no officer or employee of the Company or any of its subsidiaries served as (i) a member of the Compensation Committee; (ii) a member of the compensation committee (or other board committee or full board performing equivalent functions) of another entity, one of whose executive officers served on the Board of Directors of the Company; or (iii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company.


AUDIT COMMITTEE REPORT

         The Audit Committee's purpose is to assist the Board of Directors in its oversight of Pentacon's internal controls, financial reporting to the public and the audit process. All members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was last amended and restated by the Board on May 10, 2000; a copy of the current Charter is attached to this proxy as Exhibit A.

         Management is responsible for the preparation, presentation and integrity of Pentacon's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards.

         In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as modified or supplemented. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as modified or supplemented. The Committee has also considered whether the provision of other non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

         Based on the review and discussions described in the above paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the

Audit Committee's considerations and discussions referred to above do not assure that the audit of Pentacon's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact "independent".

                                            THE AUDIT COMMITTEE

                                            Cary M. Grossman, Chairman
                                            John C. Dannemiller
                                            Nishan Teshoian
                                            Clayton K. Trier


COMMON STOCK PERFORMANCE GRAPH

         The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the Russell 2000, and (ii) the Industrial Equipment Wholesale Index. The Company believes that because the number of publicly traded companies which it considers to be industry competitors is limited and because the investment community generally categorizes the Company together with the industrial equipment wholesalers, the Industrial Equipment Wholesale Index will provide an appropriate comparison of cumulative total return for its stockholders. The cumulative total return computations set forth in the performance graph assume the investment of $100 in the Company's Common Stock, the Industrial Equipment Wholesale Index and the Russell 2000 on March 10, 1998.



                                     [graph]


                             Cumulative Total Return
-----------------------------------------------------------------------------------------------------------------
                               1998                            1999                             2000
-----------------------------------------------------------------------------------------------------------------
                    3/31   6/30    9/30    12/31    3/31   6/30     9/30    12/31     3/31   6/30    9/30   12/31
Pentacon, Inc.    140.00 118.75   63.75    43.75   40.00  49.38    35.63    31.25    25.63  21.86   16.88    8.13
Russell 2000      103.46  98.44   78.26    90.82   85.58  98.51    91.97   108.64   116.03 111.32  112.21  104.07
Industrial        106.15  91.61   60.67    57.81   56.09  56.68    51.77    53.55    65.45  65.21   60.24   68.54
Equip.
  Wholesale
Index


         The companies that comprise the Industrial Equipment Wholesale Index are: Abatix Corp., Airgas, Inc., Applied Industrial Technologies, Inc., Aviation Sales Company, AVTEAM, Inc., CE Franklin Ltd., Central Garden & Pet Company, China Resources Development, Inc., DXP Enterprises, Inc., Hirsch International Corp., Industrial Distribution Group, Inc., Industrial Holdings, Inc., International Airline Support Group, Inc., Kaman Corporation, Mitcham Industries, Inc., MSC Industrial Direct Co. Inc., National-Oilwell, Inc., Pentacon, Inc., RDO Equipment Co., Speizman Industries, Inc., Strategic Distribution, Inc., and Western Power & Equipment Corp.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES OF REAL PROPERTY

         Pentacon Aerospace Group, Inc. ("PAG"), a subsidiary of the Company, leases certain of its facilities located in California from Mr. List, a current director of the Company. The leases provide for a total annual rent of $541,404, with the terms of the leases expiring in March 2012. PAG also pays taxes and utilities on the leased premises. The rent will be adjusted in accordance with the Consumer Price Index ("CPI"), subject to a minimum of 4% and a maximum of 8%. In addition, PAG leases its warehouse in Fremont, California from FDR Properties, an entity controlled and partially owned by Mr. List. This lease expires August 31, 2003 and provides for an annual rent of $138,060. PAG also pays taxes and utilities on those premises. The Company leases from the List Family Trust an office and warehouse in Chatsworth, California. The lease provides for an annual rental of $200,364 and terminates in October 2012. PAG also pays utilities and taxes on the premises. The Company believes that the rent for each of these properties does not exceed fair market value.

         Pentacon Industrial Group, Inc. ("PIG"), a subsidiary of the Company, leases certain real property located in Erie, Pennsylvania from JFJ Realty Company, an entity owned in part by Mr. Jack L. Fatica, a director and officer of the Company, and Mr. Jeffrey P. Fatica, an officer of the Company. The lease for the property runs through August 2006 and provides for an annual rent of $240,000 through August 30, 2001. Beginning September 1, 2001, the rent will be adjusted to fair market value as determined on February 1, 2001. Furthermore, Pentacon Industrial Group, Inc. pays taxes and utilities on the leased premises. The Company believes that the rent for this property does not exceed fair market value.

         PIG leases certain real properties located in Chester, South Carolina from Chester Associates, LLC, an entity owned in part by Mr. Spence, a director of the Company. One facility in Chester, South Carolina is leased for an initial five-year term expiring December 31, 2002, with an option to extend the lease for an additional five-year term. The annual rent for the first year of this lease is $61,250. The rent will increase each subsequent year of the lease based on the CPI, not to increase more than 4%. PIG is responsible for utilities. Also, certain warehouse space in South Carolina is leased to PIG by Chester Associates, LLC. This warehouse is leased for an initial five-year term expiring December 31, 2002, with an option to extend for an additional five-year term. The annual rent for the first year of this lease is $55,000, with subsequent rental rates to increase per the CPI, not to exceed 4% in any one year. PIG is responsible for utilities. The Company believes that the rent for these properties does not exceed fair market value.


OTHER TRANSACTIONS

         Mr. List owns approximately 50% of a supplier from which the Company purchased approximately $1.4 million of products during 2000. The Company believes all such purchases have been at fair market prices. The Company anticipates continuing to purchase products from the supplier in the future so long as the prices and terms remain competitive with those of alternative suppliers.

         Mr. List is a director of Trace International, Inc. ("Trace"), a customer to which the Company sold $3.8 million of products during 2000 and had amounts due from the customer of $2.5 million at December 31, 2000.

         On September 15, 2000, the Company entered into a consulting agreement with Mr. List, which provides for a quarterly retainer of $5,000 and an hourly rate for services provided. The consulting agreement, which terminates on December 31, 2001, superceded the Company's previous employment agreement with Mr. List.

         Messrs. Baldwin, Jack Fatica and Spence and Ms. McClure are employees of Pentacon or one of its subsidiaries and as such receive employment-based consideration and benefits from the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership, and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent holders are also required to furnish the Company with copies of all such reports.

         Based solely upon review of such reports and written representations that no other reports were required during 2000, the Company believes that, other than David G. Simonsen, Vice President and Chief Information Officer of the Company, who filed one late Form 4 in 2001 reporting one transaction in 1998, all Section 16 reporting requirements related to the Company's directors and executive officers were timely filed during 2000.


                                   PROPOSAL 2:

                          AMENDMENT TO 1998 STOCK PLAN

         The Board of Directors has unanimously adopted resolutions approving and submitting to a vote of the stockholders an amendment to the Pentacon, Inc. 1998 Stock Plan (the "Plan") to increase the number of common shares authorized to be issued under the Plan from 1,700,000 to 2,550,000. Except for such amendment, if approved, the Plan will remain unchanged. As of March 13, 2001, an aggregate of 1,604,756 shares of common stock have been issued in the form of options or restricted stock pursuant to the Plan. A significant percentage of these awards provide for exercise prices which are substantially higher than the current traded value of the Company's Common Stock. Accordingly, management does not believe that these options are an effective incentive or retention tool. A total of 1,712,151 options have been granted, some of which were subsequently canceled upon employee terminations. Canceled options are available to be re-granted in the future. Neither the number nor value of future option awards to particular participants or groups of participants is presently determinable. On March 13, 2001, the per share market value of the common stock was $1.08.

         Messrs. Baldwin and Taten, or their substitutes, have been designated by the Board of Directors to vote the proxies granted to the Board of Directors and, unless authority is withheld, they intend to vote FOR the adoption of the amendment to the Pentacon, Inc. 1998 Stock Plan.

         The following statements include summaries of certain provisions of the Plan. The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, a copy of which is attached as Exhibit B hereto.

GENERAL INFORMATION

         The Plan generally provides for the granting of awards ("Awards") to employees of the Company and its subsidiaries (referred to collectively in this description of the Plan as the "Company"). Persons receiving Awards under the Plan are referred to in this Plan summary as "Participants".

         Awards may be made in various forms, including Options, Director Options, Phantom Shares, Restricted Stock, Performance Awards, Bonus Stock, Other Stock-Based Awards and Cash Awards, as defined under the Plan and described herein. An Option granted under the Plan may either be a non-qualified stock option ("Non-qualified Stock Option" or "NQO" - an option which does not comply with the requirements contained in Section 422 of the Internal Revenue Code of 1986 (the "Code")), or an incentive stock option ("Incentive Stock Option" or "ISO"). Company employees and directors may be awarded either NQOs or ISOs under the Plan.

         For additional information concerning NQOs and ISOs, see the "Stock Options" and "Federal Income Tax Consequences" sections below. The Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a qualified plan under Section 401(a) of the Code, which relates to pension, retirement, profit-sharing, thrift and similar plans.

PURPOSE

         The purposes of the Plan are (1) to promote the interests of the Company and its stockholders by encouraging eligible employees and directors of the Company to acquire or increase their equity interest in the Company, thereby giving them a sense of proprietorship and personal involvement in the development and financial success of the Company; (2) to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders; and (3) to enhance the ability of the Company to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

ADMINISTRATION

         The Plan is administered by the Compensation Committee (the "Committee") of the Board. The Committee may be contacted at the following address: Pentacon, Inc., 10375 Richmond Avenue, Suite 700, Houston, Texas 77042;
Attention: Corporate Secretary.

         The Committee approves the individuals to whom awards may be made under the Plan, the dates on which awards will be made, and the amount and form of Awards made under the Plan. The Committee is authorized to interpret the Plan and adopt rules and regulations for administration of the Plan.

SHARES AVAILABLE

         The aggregate number of shares of the Company's common stock as to which Awards may be granted under the Plan is 1,700,000 shares, and will be increased to 2,550,000 if Proposal 2 is approved by the stockholders. That number of shares is subject to adjustment as provided in the section below entitled "Adjustment Upon Changes in Stock". If any Award expires, lapses, or is terminated or forfeited for any reason, the shares reserved for that Award will continue to be available for Awards under the Plan to the extent permissible. Common stock subject to Awards under the Plan may be either authorized but unissued shares or treasury shares, or both. The Company's common stock is listed on the New York Stock Exchange under the symbol "JIT".

STOCK OPTIONS

         OPTIONS. Options awarded under the Plan will be evidenced by an Option Certificate or Agreement. The Committee will have full discretion to determine the terms, conditions, and restrictions of each Award.

         The exercise price of Options awarded under the Plan will be determined by the Committee at the time each Option is awarded, but, with respect to an ISO, may not be less than the fair market value of the common stock on the date of Award.

         DIRECTOR OPTIONS. Director Options awarded under the Plan will be evidenced by an Option Certificate or Agreement. Each Non-employee Director of Pentacon shall receive a NQO for 15,000 shares on the date such person first becomes a Director. In addition, on the date of each Annual Meeting of the stockholders of Pentacon (beginning in 1999) each Non-employee Director shall receive a NQO for 5,000 shares unless the person first becomes a Non-employee Director at such Annual Meeting. Each Director Option shall have an exercise price equal to the fair market value of the common stock on the date of Award, shall be immediately exercisable and shall expire 10 years after its date of Award, unless terminated earlier by the Director ceasing to be a member of the Board.

OTHER STOCK AWARDS

         RESTRICTED STOCK AWARDS. Restricted Stock Awards may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. The Committee will have full discretion to determine the terms, conditions, and restrictions of such Awards. When issued, shares of Restricted Stock will constitute issued and outstanding shares of common stock. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate will be registered in the name of the Participant and will bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. Restricted Stock may not be sold, pledged, assigned, transferred or encumbered during the restricted period other than by will or the laws of descent and distribution.

         BONUS STOCK AWARDS. The Committee may award shares of Bonus Stock to eligible Participants. Awards of Bonus Stock are not subject to any forfeiture or restriction period. Accordingly, a holder of Bonus Stock has the same rights and privileges as any other holder of shares of common stock, including the right to sell, pledge, assign or otherwise transfer ownership of such Bonus Stock. When issued, shares of Bonus Stock will constitute issued and outstanding shares of common stock.

         DIRECTOR RESTRICTED STOCK AWARDS. Each Non-employee Director who purchased shares of common stock from the Company on the date of Pentacon's initial public offering (the "IPO Date") automatically received a grant of an equal number of shares of Restricted Stock on such date, but not exceeding 10,000 shares. The Director Restricted Stock Awards shall become vested and transferable as to one-third of such shares on each of the first, second and third anniversaries of the IPO Date. As of March 13, 2001, all shares have been vested.

         OTHER STOCK-BASED AWARDS. The Committee may award Other Stock-Based Awards to eligible employees and consultants on such terms as it shall deem appropriate.

PERFORMANCE AWARDS

         The Committee will have the authority to determine the individuals who receive a Performance Award, which will be denominated as a cash amount at the time of Award and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award agreement, the Committee will determine the performance goals to be achieved, the length of any performance period, and the amount of any Performance Award. Performance Awards may be paid in cash and/or in Shares in the sole discretion of the Committee in a lump sum or in installments following the close of the performance period, as determined by the Committee.

PHANTOM SHARES

         The Committee may award Phantom Shares to eligible Participants upon such terms and conditions as the Committee may determine. Each Phantom Share Award will constitute an agreement by the Company to issue a specified number of Shares, or pay an amount of cash equal to a specified number of Shares or a combination thereof, to the Participant in the future, subject to the fulfillment during the restricted period of such conditions, including performance objectives, if any, as the Committee may specify at the date of Award. During the restricted period, the Participant will not have any right to transfer the subject Award, shall not have any rights of ownership in the Phantom Shares and will not have any right to vote such Shares. Any Phantom Share Award may provide that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

CASH AWARDS

         The Committee will have the authority to determine the Participants to whom Cash Awards shall be granted, the amount and the terms or conditions, if any, as additional compensation for the employee's services to the Company or its affiliates. A Cash Award may be granted separately or in tandem with another Award and may entitle a Participant to receive a specified amount of cash from the Company upon such other Award becoming taxable to the Participant, which cash amount may be based on a formula relating to the anticipated taxable income associated with such other Award and the payment of the Cash Award.

PERFORMANCE BASED COMPENSATION: PERFORMANCE CRITERIA AND PAYMENT LIMITS

         The Committee shall establish performance goals applicable to those Awards the payment of which is intended by the Committee to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code. Until changed by the Committee, the performance goals shall be based upon the attainment of such target levels of net income, cash flows, return on equity, profit margin or sales, stock price, return on assets, economic value added, and/or earnings per share as may be specified by the Committee. Which factor or factors to be used with respect to any Award, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee at the time of Award. With respect to any Restricted Stock Award, Phantom Stock Award, Other Stock-Based Award or Cash Award granted in tandem with, and expressed as a percentage of, a Share-denominated Award, which is intended to qualify as "performance-based compensation", the maximum payment to any Participant with respect to such Award in any calendar year shall be an amount (in cash and/or in Shares) equal to the fair market value of the number of shares subject to such Award.

LIMITS ON TRANSFER OF AWARDS

         Under the Plan, each Award, and each right under any Award, will be exercisable only by the Participant during the Participant's lifetime or, if permissible under applicable law, by the Participant's guardian or legal representative as determined by the Committee.

         No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any affiliate.

         Notwithstanding the foregoing, however, to the extent specifically provided by the Committee with respect to a NQO, such option may be transferred to a Participant's immediate family members or related family trusts, limited partnerships or similar entities ("Permitted Transferees") or on such terms and conditions as the Committee may establish.

CHANGE IN CONTROL

         In the event of any Change in Control (as defined below), then notwithstanding any other provision of the Plan to the contrary, all outstanding Awards shall automatically become fully vested on such Change in Control, all restrictions, if any, shall lapse and all performance criteria, if any, with respect to such Awards shall be deemed to have been met in full (without regard to any prorations or year-end employment requirements). In general, a "Change in Control" is deemed to occur (i) if any person or entity acquires 30% or more of the combined voting power of the Company's then outstanding securities, (ii) upon a sale of a substantial portion (50% or more) of the assets of the Company, or (iii) upon approval by the shareholders of the Company of a merger, consolidation, recapitalization or reorganization of the Company which results in a substantial change in ownership of the Company's securities. (See the Plan for a more precise definition of "Change of Control".)

AMENDMENT/TERMINATION OF THE PLAN

         The Board may amend the Plan at any time; however, no amendment may affect any outstanding benefit to the detriment of a Plan Participant without his or her consent. In addition, no amendment may be made without the approval of the stockholders of the Company which would increase the total number of shares which may be issued under the Plan. No Awards may be granted after March 9, 2008.

AMENDMENTS AND ADJUSTMENTS TO AWARDS

         The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than adjustments of Awards permitted by the Plan, in any Award shall reduce the benefit to a Participant without the consent of such Participant.

WITHHOLDING

         No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount, including withholding taxes, required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award agreement to the Company.

FEDERAL INCOME TAX CONSEQUENCES

THE FOLLOWING DOES NOT CONSTITUTE A DEFINITIVE STATEMENT OF THE FEDERAL INCOME TAX EFFECTS OF AWARDS GRANTED UNDER THE PLAN, AND AN INDIVIDUAL SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX EFFECTS RELATING TO AWARDS MADE UNDER THE PLAN.

NON-QUALIFIED STOCK OPTIONS

         In general, the recipient (an "optionee") of a NQO will not recognize any taxable income at the time he or she is granted the NQO. Upon the exercise of an NQO (including by a Permitted Transferee), an optionee will recognize ordinary income measured by the excess of the then fair market value of the Shares over the exercise price, and the Company will be entitled to a deduction for a corresponding amount.

         Upon a taxable disposition of Shares acquired by an optionee pursuant to the exercise of a NQO, any amount received by the optionee in excess of the sum of (i) the option price of the Shares as of the date of exercise and (ii) the amount includable in income with respect to such option, if any, (such sum being the optionee's "basis" in the Shares) will, in general, be treated as a long-term, mid-term or short-term capital gain, depending upon the holding period of the Shares. The Company is not entitled to any tax deduction in connection with such taxable disposition by the optionee (or Permitted Transferee). If upon such disposition the optionee receives less than his basis in Shares, the loss will, in general, be treated as a long-term, mid-term or short-term capital loss, depending upon the holding period of the Shares.

INCENTIVE STOCK OPTIONS

         An employee who is awarded an incentive stock option (an "ISO") of the Code will not be taxed upon the award or exercise of such option, unless an alternative minimum tax liability is triggered. Upon disposition of the Shares received through exercise of the ISO, the taxpayer will recognize a capital gain on the excess of the amount realized upon disposition over the exercise price of such ISOs, provided that such Shares have been held for the required periods described below and are held as a capital asset. Failure to comply with the holding requirement will result in ordinary income treatment for the gain. Provided the optionee does not dispose of

Shares received upon exercise of the ISO prior to meeting the applicable holding period requirement, the Company will not be entitled to a deduction with respect to the award or exercise of the ISO.

         To obtain the favorable tax treatment afforded ISOs, an optionee must
(a) not dispose of the Shares received upon exercise of the ISO within two years after the date the option is granted or within one year after the date of exercise of the option and (b) be an employee of either (i) the Company or (ii) a corporation which has assumed the Company's obligations under the Plan as a result of a corporate reorganization, merger or similar transaction for the entire time from the date of Award of the option until three months before the date of exercise, or 12 months if employment ceases due to permanent and total disability. The cessation of employment requirement as well as the holding period requirement are waived in the case of the death of the employee.

         In the event an optionee makes a "disposition" of the Shares received upon exercise of an ISO prior to meeting the two-year or one-year holding period requirement, the gain on the disposition, to the extent of the lesser of (i) the excess of the fair market value of the Shares on the date of exercise over the option price or (ii) the excess of the amount realized on disposition over the exercise price, will be treated as ordinary income to the optionee, and the Company will generally be entitled to a corresponding deduction. The balance of the gain, if any, realized upon such a disposition will be treated as long-term, mid-term or short-term capital gain, depending upon the holding period of the Shares. To the extent that the optionee is entitled to capital gains treatment, the Company will not be entitled to a corresponding deduction for such gain. If the amount realized at the time of the disposition is less than the exercise price, the optionee will not be required to treat any amount as ordinary income, provided the disposition is of a type that would give rise to a recognizable loss and, in such event, the loss will be treated as a long-term, mid-term or short-term capital loss depending upon the holding period of the Shares. The term "disposition" generally includes a sale, exchange or gift, but does not include certain other transfers, such as by reason of death or a pledge or exchange of shares described in Section 424(c) of the Code.

STOCK OPTIONS EXERCISED WITH SHARES

         To the extent that the number of Shares delivered by an optionee in payment of the exercise price equals (but does not exceed) the number of Shares acquired pursuant to the exercise of the option, no gain or loss will be recognized by such optionee, and under current rulings and proposed regulations, the basis and holding period for the Shares so acquired will be the same as the Shares delivered. To the extent, however, that the number of Shares acquired pursuant to the exercise of a NQO exceeds the number of Shares delivered in payment of the exercise price, such additional Shares (the "Additional Shares") will be taxable to the optionee as ordinary income in an amount equal to the fair market value of the Additional Shares less any cash paid for the exercise of the option. The Additional Shares received by the optionee upon exercise of a NQO will have a basis that equals the sum of the amount includable as ordinary income by such optionee plus any cash paid for the exercise of the NQO. The holding period for such Additional Shares will begin on the date the option is exercised.

         To the extent the number of Shares acquired pursuant to the exercise of an ISO exceeds the number of Shares delivered to exercise the ISO, such excess Shares will have a basis of zero and a holding period beginning on the date the ISO is exercised. However, if an optionee exercises an ISO by delivery of Shares acquired pursuant to the exercise of an ISO or a qualified employee stock purchase plan (a "Qualified Option") and which Shares have not been held for the required holding period for the special tax treatment accorded such exercises, the exercise will be treated as a disqualifying disposition of those previously acquired Shares with the result, in general, that the prior exercise of the Qualified Option will be treated as if it were an NQO exercised in the year of the disqualifying disposition.

RESTRICTED STOCK

         In general, an individual will not recognize any taxable income at the time he is granted an Award of Restricted Stock, but upon the lapse of the restrictions applicable to such Award (i.e., when the Shares subject to the Award are issued to the individual as either vested or transferable Shares), the individual will recognize ordinary income equal to the fair market value of the Shares on the date the restrictions on the Award lapsed and the Company generally will be entitled to a deduction for a corresponding amount. A taxable disposition of such Shares by the individual will be subject to the same treatment described above for a taxable disposition of Shares acquired upon an exercise of a NQO.

         An individual may elect to recognize income with respect to the Restricted Stock on the date of award (a "Section 83(b) election"). In such case, the amount of ordinary income on such date will be determined as the fair market value of the Shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the Shares. The
Section 83(b) election must be made within 30 days of the award and must satisfy certain other requirements. The Company will, in general, be entitled to a deduction equivalent in amount to that which is included in the income of the individual.

PERFORMANCE AWARDS AND PHANTOM SHARES

         In general, an individual who receives a Performance Award or Phantom Shares will not be taxed on the receipt of the Performance Award or Phantom Shares but instead will be taxed on the fair market value of the Shares upon the lapse of the restrictions applicable to such Award (i.e., when the shares subject to the Award are issued to the individual as either vested or transferable Shares). If the payment is made in cash, the individual will be taxed upon receipt of the cash payment. The Company generally will be entitled to a deduction for a corresponding amount.

         If, upon a taxable disposition of the Shares, the individual receives more or less than his or her basis in the Shares, the gain or loss will be long-term, mid-term or short-term capital gain or loss, depending on the holding period of the Shares, measured from the date that the receipt of the Shares was a taxable event to such individual.

OTHER STOCK-BASED AWARDS

         Generally, Other Stock-Based Awards will be subject to tax in the same manner as described above for a similar stock Award.

BONUS SHARES AND CASH AWARDS

         In general, an individual who receives Bonus Shares or a Cash Award will be taxed (i) with respect to Bonus Shares, on the fair market value of the Shares on the date the Shares are awarded to the individual and (ii) with respect to a Cash Award upon receipt of the cash payment. The Company generally will be entitled to a deduction for a corresponding amount.

         If, upon a taxable disposition of the Shares, the individual receives more or less than his or her basis in the Shares, the gain or loss will be long-term, mid-term or short-term capital gain or loss, depending on the holding period of the Shares, measured from the date that the receipt of the Shares was a taxable event to such individual.

ADDITIONAL TAX CONSEQUENCES

         Upon the exercise of a NQO or the vesting of a stock or Performance Award, an employee will be required to deposit with the Company cash (or the Company will withhold from any cash, or Shares resulting from the option exercise or Shares vesting, due such employee) in an amount necessary to satisfy applicable federal and state requirements with respect to withholding of taxes on wages or to make some other arrangements acceptable to the Company.

         With respect to the exercise of an ISO, the amount by which the fair market value of the Shares at the time of exercise exceeds the exercise price is an "item of adjustment" subject to the alternative minimum tax rules, which may result in a tax liability in the year the ISO is exercised.

         In the event of a "change in control" of the Company, certain accelerations or payments of Awards could result in "excess parachute" amounts under Section 280G of the Code. In such case, the Company would not be entitled to a deduction with respect to excess parachute payments, and the individual receiving the payments would be subject to a 20% excise tax on the same.

         The transfer or ability to transfer a NQO to a Permitted Transferee may result in different tax consequences to the individual.

         Section 162(m) of the Code places an annual $1 million cap on the deductible compensation that can be paid to certain executives of publicly traded corporations. Amounts that do not qualify as "performance based" compensation under Section 162(m) of the Code will not be deductible by the Company to the extent they exceed $1 million.

RECOMMENDATION AND REQUIRED VOTE

         The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal is required for approval of this proposal.


   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF
              THE AMENDMENT TO THE PENTACON, INC. 1998 STOCK PLAN.


                                    AUDITORS

         Ernst & Young LLP, a certified public accounting firm, has served as the independent auditor of the Company since its initial public offering in 1998. While management anticipates that this relationship will continue to be maintained during 2001, no formal action is proposed to be taken at the Annual Meeting with respect to the continued engagement of Ernst & Young LLP inasmuch as no such action is legally required. A representative of Ernst & Young LLP plans to attend the Annual Meeting and will be available to answer questions. The representative also will have an opportunity to make a statement at the meeting if such representative so desires, although it is not expected that any statement will be made.

AUDIT FEES

         The aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the year ended December 31, 2000 totaled $305,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed by Ernst & Young LLP for services rendered, other than the services covered in the above paragraphs, for the year ended December 31, 2000 totaled $229,238.

         The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

                    LIMITATION ON INCORPORATION BY REFERENCE

         Notwithstanding any reference in prior or future filings of the Company with the Securities and Exchange Commission which purports to incorporate this proxy statement by reference into another filing, such incorporation shall not include any material included herein under the captions "Compensation Committee Report on Executive Compensation" or "Common Stock Performance Graph."


                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Under the Company's bylaws, any stockholder who wishes to submit a proposal for action to be considered at the Company's 2002 Annual Meeting of stockholders must submit such proposal in writing to the Secretary of the Company no later than 80 days before the 2002 Annual Meeting of stockholders. If you do not provide the proper notice by 80 days prior to the date established for the 2002 Annual Meeting, the Chairman of the meeting may exclude the matter, and it will not be acted upon at the meeting. If the Chairman does not exclude the matter, the proxies may vote in the manner they believe appropriate, as the SEC's rules allow.

         For a stockholder proposal to be considered for possible inclusion in the proxy statement for the 2002 Annual Meeting, the proposal must be received by the Company's Secretary no later than December 7, 2001. A nomination or proposal that does not supply adequate information about the nominee or proposal will be disregarded.


                                     REPORTS

         A copy of the Company's Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, including the financial statements and the financial statement schedules thereto, is mailed to each Stockholder entitled to vote at the Annual Meeting. The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-K, upon payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such reports and/or exhibits should be directed to Investor Relations, Pentacon, Inc., 10375 Richmond Avenue, Suite 700, Houston, Texas 77042.

                                            By Order of the Board of Directors




                                            BRUCE M. TATEN
                                            SENIOR VICE PRESIDENT AND SECRETARY

April 9, 2001

                                                                       EXHIBIT A


                             AUDIT COMMITTEE CHARTER

I.       INTRODUCTION

         The Audit Committee (the "Committee") shall review and report to the Board on the quality and performance of the Corporation's internal and external accountants and auditors, the quality and integrity of the financial reports of the Corporation, and the adequacy of its financial controls and policies. In so doing, the Committee shall have free and open access to and communications with the directors, the outside auditors, any internal auditors, and the financial and operating management of the Corporation.

         The Committee and the Board are in place to represent the Corporation's shareholders; accordingly the outside auditors are ultimately accountable to the Board of Directors and the Committee. The Committee and the Board of Directors have the ultimate responsibility and authority to select, evaluate, and where appropriate, cause the outside auditors to be replaced.

         The Committee shall review this Charter at least annually and submit the Charter for approval to the Board of Directors as changes are made.

II.      COMPOSITION AND TERM OF OFFICE

         The Committee shall be appointed annually by the Board upon the recommendation of the Committee on Director Affairs in consultation with the Chief Executive Officer and shall be composed of at least three directors, each of whom are independent of management of the Corporation. Members of the Committee will be considered independent if they are free of any relationship that would interfere with their exercise of independent judgment from management and the Corporation. All Committee members will be financially literate (or must become financially literate within a reasonable period of time after his or her appointment to the Committee) and at least one member will have accounting or related financial management expertise. The Chairman of the Committee shall be designated by the Board upon the recommendation of the Committee on Director Affairs in consultation with the Chief Executive Officer.

III.     RESPONSIBILITIES

         The Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the outside auditors are responsible for auditing those financial statements. The Committee further recognizes that the financial management and the outside auditors have more time, knowledge, and more detailed information on the Corporation than do the Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the outside auditor's work.

         The following shall be the common recurring activities of the Committee in carrying out its oversight function. These are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate.

         A. Recommend to the Board the outside auditors to be selected to audit the books of the Corporation, its divisions and subsidiaries, review the compensation of the outside auditors and, whenever appropriate, recommend the discharge of the outside auditors.

         B. Confirm and ensure the independence of the outside auditor, including a review of any management consulting services provided by the outside auditor and related fees. The Committee will ensure that the outside auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the outside auditor and the Corporation. The Committee will actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may affect the objectivity and independence of the outside auditor and recommend to the Board of Directors any actions appropriate to satisfy the Board as to the outside auditor's independence.

         C. Meet with the outside auditors and the Corporation's financial management at a time when the annual audit plan is being developed, to review its scope for the current year and the audit procedures to be utilized.

         D. Prior to release of quarterly financial information to the public, the Committee will meet with Senior Management of the Corporation and the outside auditors to review the press release draft, confirm that the outside auditors have performed a timely quarterly review of the quarterly financial statements and such other matters as may be required by SAS 71 (as amended in December 1999 by SAS 90), and discuss with the outside auditors any matters which need to be communicated pursuant to SAS 61 and 71. Prior to the filing of the Corporation's Form 10-Q with the SEC, the Chief Financial Officer will furnish a final draft copy of this quarterly report to each Audit Committee member and obtain their comments and any suggestions for changes to the draft.


         E.       After year end -

                  1. Prior to the release of the Annual Report on Form 10-K, the Committee shall review the financial statements including the footnotes to be contained in such report with the outside auditors and management to determine that the outside auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed. The Committee will inquire as to the judgment of the outside auditors about the quality, not just the acceptability, of accounting principles utilized by the Corporation, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

                  2. The outside auditors will meet with the Committee without representatives of management present. Among items to be discussed are the outside auditor's evaluation of personnel, their experience in connection with the audit, any restrictions on their work, cooperation received, and their findings and recommendations.

                  3. Review annually the programs that the Corporation has instituted to correct any internal control deficiencies noted by the outside auditors in their annual audit or quarterly reviews.

                  4. Review annually with the Chief Financial Officer, the Controller and the outside auditors, the adequacy and effectiveness of the accounting and financial controls, including the Corporation's system to monitor and manage business risk, and legal and ethical compliance programs. The Chief Financial Officer and Controller should address the system and procedures for communicating internal control standards to the organization and any significant breaches of internal controls that have come to management's attention.

         F. Review with corporate management and the outside auditor the policies and procedures with respect to review of corporate officers' expense accounts and perquisites, including their use of corporate assets.

         G. Review the Corporation's procedures to monitor compliance with the Corporation's policy prohibiting insider trading, and inquire as to any violations of the policy.

         H. Cause a special investigation to be made into any matter brought to the Committee's attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

         I. Report at each regular meeting of the Board on the activities of the Audit Committee. The Chairman of the Audit Committee will take responsibility for submitting copies of minutes of all Audit Committee meetings to the full Board.

         J. Review, at least annually and as otherwise required, the Written Affirmation provided by an officer of the Corporation to the New York Stock Exchange with respect to the qualifications of the various members of the Committee.

         K. Beginning after December 15, 2000, prepare a report to be included in the proxy statement stating whether the Committee has reviewed and discussed the audited financial statements with management, discussed with the auditors the matters required by SAS 61, received and discussed with the auditors the independence matters required by Independent Standards Board Statement No. 1, and whether the Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K.

IV.      FREQUENCY OF MEETINGS

         The Audit Committee shall meet as frequently and at such times as necessary to carry out its responsibilities; however, the Committee shall meet at least four times per year.

         It shall be the responsibility of the Committee Chairman to schedule all meetings of the Audit Committee and to see that an appropriate agenda is developed.

         Minutes of each Committee meeting shall be kept by a Secretary to be designated in advance by the Chairman of the Committee. Such minutes will be signed by the Chairman and Secretary and furnished to the full Board with the agenda of the next Board meeting.

         The Chief Financial Officer shall function as the management liaison officer to the Audit Committee.

                                                                       EXHIBIT B


                         PENTACON, INC. 1998 STOCK PLAN
                            (AS AMENDED AND RESTATED)


         SECTION 1.   PURPOSE OF THE PLAN.

         The Pentacon, Inc. 1998 Stock Plan (the "Plan") is intended to promote the interests of Pentacon, Inc., a Delaware corporation (the "Company"), by encouraging officers, employees, directors and consultants of the Company, its subsidiaries and affiliated entities to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company, its subsidiaries and affiliated entities to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

         SECTION 2.   DEFINITIONS.

         As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

         "Award" shall mean any Option, Director Option, Restricted Stock, Performance Award, Phantom Shares, Bonus Shares, Other Stock-Based Award or Cash Award.

         "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Bonus Shares" shall mean an award of Shares granted pursuant to
Section 6(e) of the Plan.

         "Cash Award" shall mean an award payable in cash granted pursuant to
Section 6(g) of the Plan.

         "Change in Control" shall mean, and shall be deemed to have occurred if:

                  (i) any person, other than the Company or any benefit plan of the Company, acquires, directly or indirectly, the beneficial ownership (as defined in Section 13(d) of the Exchange Act) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 30% or more of the total voting power of all of the then-outstanding voting securities of the Company;

                  (ii) the stockholders of the Company shall approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transactions with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                  (iii) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company).

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

         "Committee" shall mean the Board or any committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan.

         "Consultant" shall mean any individual who renders consulting services or advice to the Company or an Affiliate for a fee, excluding any individual who is a Director.

         "Director" shall mean each individual who is a member of the Board, other than an Employee.

         "Director Option" shall mean an NQO granted under Section 6(b) of the Plan.

         "Employee" shall mean any employee of the Company or an Affiliate or any person who has been extended an offer of employment by the Company or an Affiliate.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, with respect to Shares, the closing price of a Share quoted on the Composite Tape, or if the Shares are not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if the Shares are not listed on any such stock exchange, the last sale price, or if none is reported, the highest closing bid quotation on the National Association of Securities Dealers, Inc., Automated Quotations System or any successor system then in use on the date of grant, or if none are available on such day, on the next preceding day for which such quotation is available, or if no such quotations are available, the fair market value on the date of grant of a Share as determined in good faith by the Committee. In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

         "Incentive Stock Option" or "ISO" shall mean an option granted under
Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

         "Non-Qualified Stock Option" or "NQO" shall mean an option granted under Sections 6(a) or 6(b) of the Plan that is not intended to be an Incentive Stock Option.

         "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

         "Other Stock-Based Award" shall mean an award granted pursuant to
Section 6(h) of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a Share.

         "Participant" shall mean any Employee, Consultant or Director granted an Award under the Plan.

         "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

         "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Phantom Shares" shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to Section 6(f) of the Plan.

         "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

         "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(c) of the Plan, including Director Restricted Stock as defined in said Section, except where provided otherwise therein.

         "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

         "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards of the Plan.

         "Substitute Award" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines.

         SECTION 3.  ADMINISTRATION.

         The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the "Committee", other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

         SECTION 4.  SHARES AVAILABLE FOR AWARDS.

         (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 2,550,000. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Shares or other consideration, then the Shares covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Shares with respect to which Awards may be granted.

         (b) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

         (c) ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted,

(ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that with respect to Awards of Incentive Stock Options and Awards intended to qualify as performance based compensation under Section 162(m)(4)(C) of the Code, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Award to fail to so qualify under Section 162(m) of the Code, as the case may be, or any successor provisions thereto; and provided, further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

         SECTION 5.   ELIGIBILITY.

         Any Employee, Director or Consultant shall be eligible to be designated a Participant.

         SECTION 6.   AWARDS.

         (a) OPTIONS. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option (no Participant may receive Options with respect to more than 250,000 Shares during any calendar year), the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

                  (i) EXERCISE PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted.

                  (ii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already owned for more than six months, a "cashless-broker" exercise (through procedures approved by the Company), other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

                  (iii) INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options may be granted only to employees of the Company and its "parent corporation" and "subsidiary corporations", as defined in Section 424 of the Code.

         (b) DIRECTOR OPTIONS. Each Director shall receive Options as provided below.

                  (i) INITIAL GRANTS. Each Director who serves in such capacity immediately following the closing of the initial public offering of the Shares (the "IPO Date") shall automatically receive, on such date, an NQO for 15,000 Shares. Each individual who is elected or appointed as a Director for the first time after the IPO Date shall automatically receive, on the date of his or her election or appointment, an NQO for 15,000 Shares.

                  (ii) ANNUAL GRANTS. Each Director who serves in such capacity on the day following the Annual Meeting of the Stockholders of the Company in each year that this Plan is in effect, beginning with the 1999 Annual Meeting (other than a Director who received a grant pursuant to Section 6(b)(i) on the preceding day), shall automatically receive on such day an NQO for 5,000 Shares.

                  (iii)    EXERCISE PRICE. Subject to adjustment pursuant to
Section 4(c), the purchase price per Share purchasable under a Director Option shall be the Fair Market Value per Share at the time the Director Option is granted.

                  (iv) VESTING. Each Director Option shall be 100% vested (exercisable) on the date of grant of such Director Option.

                  (v) METHOD OF EXERCISE. A Director Option may be exercised in whole or in part by cash, check acceptable to the Company, Shares already owned for more than six months, a "cashless-broker" exercise (through procedures approved by the Company), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

                  (vi) TERM. Each Director Option shall expire 10 years from its date of grant, but shall be subject to earlier termination as follows:
Director Options must be exercised within three months of the date the Participant ceases to serve as a member of the Board, unless such termination results from the Participant's death or disability, in which case the Participant's Director Options may be exercised by the Participant's legal representative or the person to whom the Participant's rights shall pass by will or the laws of descent and distribution, as the case may be, within one year from the date of termination; provided, however, that such event shall not extend the normal expiration date of such Director Options.

                  (vii) AUTOMATIC LIMITS. In the event that the number of Shares available for grants under this Plan is insufficient to make all automatic grants provided for in paragraphs (i) or (ii) above on the applicable date, then all Directors who are entitled to a grant on such date shall share ratably in the number of Shares then available for grant under this Plan, and shall have no right to receive a grant with respect to the deficiencies in the number of available Shares and all future grants under this Section 6(b) shall terminate.

         (c) RESTRICTED STOCK. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the performance criteria, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Each Director who elects to purchase Shares from the Company on the IPO Date shall automatically receive on such date a grant of Restricted Stock for a number of Shares equal to the number of Shares purchased by the Director, but not to exceed 10,000 Shares ("Director Restricted Stock").

                  (i) DIVIDENDS. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion. Dividends on Director Restricted Stock shall be paid directly to the Director.

                  (ii) REGISTRATION. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                  (iii) FORFEITURE AND RESTRICTIONS LAPSE. Except as otherwise determined by the Committee or the terms of the Award or other agreement that granted the Restricted Stock, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason (other than a Change in Control) during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, when it finds that a waiver would be in the best interests of the Company and not cause such Award, if it is intended to qualify as performance based compensation under Section 162(m) of the Code, to fail to so qualify under Section 162(m) of the Code, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock. Notwithstanding the foregoing, the Restricted Period for a Director Restricted Stock grant shall automatically lapse as to one-third of such Shares on each anniversary of the IPO Date; provided, however, if a Director ceases to be a member of the Board during the Restricted Period for any reason other than death, disability or a failure to stand for re-election, the Restricted Stock then remaining subject to the Restricted Period shall be automatically forfeited on such date. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

                  (iv) TRANSFER RESTRICTIONS. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in
Section 6(j)(iii).

                  (v) LIMIT. The maximum number of Shares of Restricted Stock that may be granted to any Participant during any year shall not exceed 250,000 Shares.

         (d) PERFORMANCE AWARDS. The Committee shall have the authority to determine the Participants (other than Directors) who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish with respect to the Award.

                  (i) TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

                  (ii) PAYMENT OF PERFORMANCE AWARDS. Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments following the close of the performance period, in accordance with procedures established by the Committee with respect to such Award.

                  (iii) LIMIT. The maximum number of Performance Awards that may be granted to any Participant during any year shall not exceed $2 million.

         (e) BONUS SHARES. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor.

         (f) PHANTOM SHARES. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

                  (i) TERMS AND CONDITIONS. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

                  (ii) DIVIDENDS. Any Phantom Share award may provide that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

                  (iii) LIMIT. The maximum number of Phantom Shares that may be awarded to any Participant during any year shall not exceed 250,000 Phantom Shares.

         (g) CASH AWARDS. The Committee shall have the authority to determine the Participants to whom Cash Awards shall be granted, the amount, and the terms or conditions, if any, of such Award. A Cash Award may be granted (simultaneously or subsequently) separately or in tandem with another Award and may entitle a Participant to receive a specified amount of cash from the Company upon such other Award becoming taxable to the Participant, which cash amount may be based on a formula relating to the anticipated taxable income associated with such other Award and the payment of the Cash Award.

         (h) OTHER STOCK-BASED AWARDS. The Committee may also grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

         (i) REPLACEMENT GRANTS. Awards may be granted from time to time in substitution for similar awards held by employees of other corporations who become Participants as the result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or any subsidiary of the assets of the employing corporation, or the acquisition by the Company or any subsidiary or an affiliate of stock of the employing corporation. The terms and conditions of substitute Awards granted may vary from the terms and conditions set forth in the Plan, to the extent the Committee, at the time of grant, deems it appropriate to conform, in whole or in part, to the provisions of awards in substitution for which they are granted.

         (j)      GENERAL.

                  (i) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (ii) FORMS OF PAYMENT BY COMPANY UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

                  (iii)    LIMITS ON TRANSFER OF AWARDS.

                           (A)      Except as provided in (C) below, each Award,
and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative as determined by the Committee.

                           (B)      Except as provided in (C) below, no Award
and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                           (C)      Notwithstanding anything in the Plan to the
contrary, to the extent specifically provided by the Committee with respect to a grant, a Nonqualified Stock Option may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or Persons or on such terms and conditions as the Committee may establish.

                  (iv) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

                  (v) SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (vi) CONSIDERATION FOR GRANTS. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

                  (vii) DELIVERY OF SHARES OR OTHER SECURITIES AND PAYMENT BY PARTICIPANT OF CONSIDERATION. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price, tax payment or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

                  (viii) PERFORMANCE CRITERIA. The Committee shall establish performance goals applicable to those Awards (other than Options) the payment of which is intended by the Committee to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code. The performance goals shall be based upon the attainment of such target levels of net income, cash flows, return on equity, profit margin or sales, stock price, return on assets, economic value added, and/or earnings per share as may be specified by the Committee. Which factor or factors to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee at the time of grant.

                  (ix) TERMINATION OF EMPLOYMENT. (1) If an Employee or Consultant resigns his or her employment for any reason, all outstanding Awards made to that Participant shall immediately terminate on the effective date of such resignation, unless and to the extent waived or modified by the Committee in its discretion. (2) If an Employee or Consultant is terminated by the Company or an Affiliate for any reason, all outstanding Awards made to that Participant shall immediately terminate, unless and to the extent waived or modified by the Committee in its discretion. (3) If an Employee's or Consultant's employment terminates as a result of death or permanent disability, within the meaning of the Company's (or, if applicable, the Consultant's) long-term disability insurance plan, all outstanding Awards made to that Participant shall immediately vest and all restrictions thereon, if any, shall lapse and, in the case of Options, must be exercised within twelve (12) months after the Employee's or Consultant's termination of employment, unless and to the extent waived or modified by the Committee in its discretion.

                  (x) EXCHANGE OF DIRECTOR SHARES. The Committee may authorize the grant of Shares under the Plan to a Director in exchange for any unregistered shares that were earlier issued to that Director outside the Plan.

         SECTION 7.   AMENDMENT AND TERMINATION.

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

                  (i) AMENDMENTS TO THE PLAN. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(c) of the Plan.

                  (ii) AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall reduce the benefit to the Participant without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

         SECTION 8.   CHANGE IN CONTROL.

         Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company all outstanding Awards automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards shall lapse, including, without limitation, any service, longevity or year-end employment requirements, and all performance criteria, if any, with respect to such Awards shall be deemed to have been met in full to the maximum extent without regard to any proration provisions in such Award or Award Agreement.

         SECTION 9.   GENERAL PROVISIONS.

         (a) NO RIGHTS TO AWARDS. Except as provided in Section 6(b), no Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

         (b) WITHHOLDING. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant's tax obligation through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

         (c) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         (d) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

         (e) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (f) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

         (g) NO TRUST OR FUND CREATED. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

         (h) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (i) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         (j) PARACHUTE TAX GROSS-UP. To the extent that the grant, payment, or acceleration of vesting or payment, whether in cash or stock, of any Award made to a Participant under the Plan (a "Benefit") is subject to an excise tax under Section 4999(a) of the Code (a "Parachute Tax"), the Company shall pay such person an amount of cash (the "Gross-up Amount") such that the "net" Benefit received by the person under this Plan, after paying all applicable Parachute Taxes (including those on the Gross-up Amount) and any taxes on the Gross-up Amount, shall be equal to the Benefit that such person would have received if such Parachute Tax had not been applicable.

         SECTION 10.   EFFECTIVE DATE OF THE PLAN.

         The Plan shall be effective as of the date of its initial approval by the Board.

         SECTION 11.   TERM OF THE PLAN.

         No Award shall be granted under the Plan after the 10th anniversary of the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.


AMENDED MARCH 9, 2001 (RATIFIED BY STOCKHOLDERS AT MAY 9, 2001 ANNUAL MEETING OF STOCKHOLDERS)

PROXY
                                 PENTACON, INC.
     SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 2001

    The undersigned hereby appoints Mark E. Baldwin and Bruce M. Taten, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Pentacon, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on Wednesday, May 9, 2001 at 9:00 a.m. at the Hilton Houston Westchase & Tower, 9999 Westheimer Road, Houston, Texas, or at any adjournment or postponement thereof, as follows:

    Any executed proxy that does not designate a vote shall be deemed to grant authority for any item not designated.

PROPOSAL 1: ELECTION OF DIRECTORS

/ /        FOR ALL nominees listed below                    / /        WITHHOLD AUTHORITY to vote for all nominees listed below

    Robert M. Chiste, Donald B. List and Nishan Teshoian to hold office until the 2004 Annual Meeting and until their successors are elected and qualified.

    INSTRUCTION: to withhold authority to vote for any individual nominee or nominees, write the appropriate name or names in the space provided below.

________________________________________________________________________________

PROPOSAL 2:  ADOPTION OF THE AMENDMENT TO THE PENTACON, INC. 1998 STOCK PLAN

/ /        FOR adoption of the amendment to the Stock Plan         / /        AGAINST adoption of the amendment to the Stock Plan

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

    ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES) AND PROPOSAL 2 (ADOPTION OF AMENDMENT OF STOCK PLAN) AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

    YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                                              DATED: ____________________, 2001.

                                              __________________________________
                                                          Signature

                                              __________________________________
                                                  Signature if held jointly

                                              Please sign exactly as name
                                              appears on this card. Joint owners
                                              should each sign. Executors,
                                              administrators, trustees, etc.,
                                              should give their full titles.

  PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.